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EXHIBIT NO. 21 - SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT


                                                        JURISDICTION OR STATE OF
             NAME                                            INCORPORATION
             ----                                            -------------

Citizens Bank of MidAmerica                                     Michigan

     Citizens Banc Leasing, Inc.                                Kentucky

     Citizens Realty and Insurance, Inc.                        Indiana

     Peoples Security Finance Company, Inc.                     Kentucky

     Small Parker & Blossom, Inc.                               Illinois

     Starkes, Inc.                                              Michigan

     Wedgewood Partners, Inc.                                   Missouri

Citizens Life Assurance Company**                               Arizona

CNB Capital Trust I (a statutory business trust)                Delaware

IBI & Associates*** (a general partnership)                     Indiana

IndFed Mortgage Company                                         Indiana


     * The indentation of an entity's name in the table above signifies its ownership by the entity preceding it.

     **  The registrant has a 79% interest in Citizens Life Assurance Company.

     *** The registrant has a 75% interest in IBI & Associates.